PRESS RELEASE
For Immediate Release

Berry Corporation Announces Third Quarter 2025 Financial and Operational Results, Continued Debt Reduction and Quarterly Dividend
DALLAS, TX - November 5, 2025 (GLOBE NEWSWIRE) – Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) today announced its financial and operational results for the third quarter of 2025, as well as a quarterly cash dividend of $0.03 per share. Due to the pending merger (the “Merger”) with California Resources Corporation (“CRC”), Berry will not post supplemental slides or host a conference call to discuss its quarterly results.
Highlights
•Produced 23.9 thousand barrels of oil equivalent per day (“MBoe/d”) (91% oil)
•Brought online operated 4-well horizontal Uinta pad in August; achieved a peak pad IP30 rate of 4,000 Boe/d (93% oil)
•Reported net loss of $26 million, or $0.34 per diluted share, and Adjusted Net Loss(1) of $6 million, or $0.08 per share
•Generated operating cash flow of $55 million, Adjusted EBITDA(1) of $49 million and Free Cash Flow(1) of $38 million
•Paid down approximately $11 million of total debt; year-to-date total debt reduction of approximately $34 million
•Returned cash to shareholders via quarterly dividend, representing a 4% dividend yield(2) on an annual basis
•Reported zero recordable incidents and zero lost-time incidents in our E&P operations
•Announced signing of an agreement to merge with CRC; registration statement relating to the Merger went effective on November 3, 2025; Berry’s special shareholder meeting to approve the Merger will be held on December 15, 2025
__________
(1)    Please see “Non-GAAP Financial Measures and Reconciliations” in this release for reconciliations to GAAP and more information on these Non-GAAP measures.
(2)    Based on BRY share price of $3.37 as of October 31, 2025.
THIRD QUARTER 2025 FINANCIAL AND OPERATING SUMMARY
Selected Comparative Results

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) ($ in millions, except per share amounts)
Production (MBoe/d)	23.9	23.9	24.8
Oil, natural gas & NGL revenues(1)	$128	$126	$154
Net income (loss)	$(26)	$34	$70
Adjusted Net Income (Loss)(2)	$(6)	$0	$11
Adjusted EBITDA(2)	$49	$53	$67
Earnings per diluted share	$(0.34)	$0.43	$0.91
Adjusted earnings per diluted share(2)	$(0.08)	$0.00	$0.14
Cash Flow from Operations	$55	$29	$71
Capital expenditures	$17	$54	$26
Free cash flow(2)	$38	$(26)	$45
_________

(1) Revenues do not include hedge settlements.
(2) Please see “Non-GAAP Financial Measures and Reconciliations” in this press release for more information on these Non-GAAP measures and reconciliations to the nearest GAAP measures.
CAPITAL STRUCTURE
As of September 30, 2025, Berry had $416 million outstanding on its term loan facility and no borrowings outstanding under its revolving credit facility. As of September 30, 2025, the Company had $94 million of liquidity consisting of $13 million of cash, $49 million of available borrowing capacity and $32 million of available commitments under the delayed draw portion of the term loan facility.
DEBT REDUCTION AND SHAREHOLDER RETURNS
During the quarter, Berry paid down approximately $11 million of debt bringing total debt reduction to approximately $34 million year-to-date.
On November 4, 2025, the Company’s Board of Directors approved a quarterly cash dividend of $0.03 per share of common stock, payable on December 4, 2025 to shareholders of record as of the close of business on November 18, 2025.
RISK MANAGEMENT
Berry utilizes hedges to manage commodity price risk, protect the balance sheet and ensure cash flow to fund its annual capital program.
Based on the Company’s hedge book as of October 31, 2025, Berry has 18.2 MBbls/d of oil production volumes hedged for the remainder of 2025 at an average price of $74.15/Bbl of Brent, and 16.0 MBbls/d of oil production hedged for full year 2026 at $68.94/Bbl of Brent. The Company has gas purchase hedges of 40,000 MMBtu/d for the remainder of 2025 at an average swap price of $4.15/MMBtu.
Complete details on Berry’s derivative positions can be found in its third quarter 2025 Form 10-Q filing.
SUSTAINABILITY UPDATE
The Company published its 2025 Sustainability Report on September 17, 2025. The report highlights Berry’s fiscal year 2024 sustainability achievements, and aligns with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD).
2025 GUIDANCE
Due to the pending merger with CRC, Berry has discontinued providing guidance. Accordingly, investors are cautioned not to rely on historical forward-looking statements as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specified risks and uncertainties that accompanied such forward-looking statements.

ABOUT BERRY CORPORATION (BRY)
Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived oil and gas reserves. We operate in two business segments: (i) exploration and production (“E&P”) and (ii) well servicing and abandonment services. Our E&P assets are located in California and Utah, are characterized by high oil content and are predominantly located in rural areas with low population. Our California assets are in the San Joaquin Basin (100% oil), and our Utah assets are in the Uinta Basin (70% oil). We provide our well servicing and abandonment services to third party operators in California and our California E&P operations through C&J Well Services (CJWS). More information can be found at the Company’s website at www.bry.com.
NO OFFER OR SOLICITATION
This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, CRC filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2025, a registration statement on Form S-4 (the “registration statement”) that became effective on November 3, 2025. The registration statement includes a proxy statement of Berry that also constitutes a prospectus of CRC. The definitive proxy statement/prospectus was filed with the SEC on November 4, 2025 and was first sent to the holders of common stock of Berry on or about that date. Berry and/or CRC may also file other documents in connection with the proposed transaction. Investors and stockholders of Berry and CRC are urged to read the definitive proxy statement/prospectus and any other documents filed or to be filed with the SEC in connection with the proposed transaction when they become available, as they contain or will contain important information about Berry, CRC, the proposed transaction and related matters. The registration statement and definitive proxy statement/prospectus are available, and other documents filed by Berry or CRC with the SEC when filed will be available, free of charge at the SEC’s website at https://www.sec.gov. Alternatively, investors and stockholders may obtain free copies of documents that are filed or will be filed with the SEC by Berry, including the definitive proxy statement/prospectus, on Berry’s website at https://ir.bry.com/reports-resources, and may obtain free copies of documents that are filed or will be filed with the SEC by CRC, including the registration statement and the definitive proxy statement/prospectus, on CRC’s website at https://www.crc.com/investor-relations. The information included on, or accessible through, Berry’s or CRC’s website is not incorporated by reference into this press release.
PARTICIPANTS IN THE PROXY SOLICITATION
Berry and its directors and certain of Berry’s executive officers and other employees, and CRC and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from Berry’s stockholders in connection with the proposed transaction. A description of participants’ direct or indirect interests, by security holdings or otherwise, are included in the definitive proxy statement/prospectus relating to the proposed transaction that was filed with the SEC. Information regarding Berry’s directors and executive officers is contained in the “Proposal No. 1—Election of Directors,” “Corporate Governance,” “Executive Officers,” “Executive Compensation – Compensation Discussion and Analysis,” “Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” sections of Berry’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 7, 2025; under the heading “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of Berry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025; in Item 5.07 of Berry’s Current Report on Form 8-K filed with the SEC on May 22, 2025; in Berry’s Current Reports on Form 8-K filed with the SEC on January 22, 2025 and October 25, 2024; in the definitive proxy statement/prospectus, including under the headings “Interest’s of Certain Berry Directors and

Executive Officers in the Merger” beginning on pages 15 and 91; and under “Leadership” accessed through the “About” link on Berry’s website at https://bry.com/about/management/. Information regarding CRC’s directors and executive officers is contained in the “Board of Directors and Corporate Governance,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Director Compensation,” “Stock Ownership Information,” and “Proposals Requiring Your Vote – Proposal 1: Election of Directors” sections of CRC’s definitive proxy statement for CRC’s 2025 Annual Meeting of Stockholders, filed with the SEC on March 19, 2025; under the heading “Directors, Executive Officers and Corporate Governance” in Part III, Item 10 of CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025; in Item 5.07 of CRC’s Current Report on Form 8-K filed with the SEC on May 6, 2025; in CRC’s Current Reports on Form 8-K filed with the SEC on June 23, 2025 and November 25, 2024; and under “Our Team” accessed through the “Our Business” link on CRC’s website at https://www.crc.com/our-business/our-team. Additional information regarding ownership of Berry’s securities by its directors and executive officers and of CRC’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3, 4 or 5, which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001705873 and https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001609253, respectively. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.
You can typically identify forward-looking statements by words such as “aim,” “anticipate,” “achievable,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other similar words that reflect the prospective nature of events or outcomes. All statements other than statements of historical facts included in this press release that address plans, activities, events, objectives, goals, strategies or developments that we expect, believe or anticipate will or may occur in the future, such as those regarding our financial position, liquidity, cash flows, financial and operating results, capital program and development and production plans, operations and business strategy, potential acquisition and other strategic opportunities, reserves, hedging activities, capital expenditures, return of capital, future distributions, capital investments, our ESG strategy and the initiation of new projects or business in connection therewith, recovery factors and other guidance, are forward-looking statements. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Company does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise, unless required by law.
Factors that could cause actual results to differ from management’s expectations include, but are not limited to: risks related to the impact of the Merger, including the following: transaction costs, unknown liabilities; the risk that any announcements relating to the Merger could have adverse effects on the market price of our common stock; the ability to successfully integrate our and CRC’s businesses; the ability to achieve projected synergies or that it may take longer than expected to achieve those synergies; risks related to financial community and rating agency perceptions of us or our business, operations, financial condition and the industry in which we operate; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the risk that our stockholders may not approve the proposed transaction; risks related to disruption of management’s time from ongoing business operations due to the Merger; effects of the announcement or pendency of the Merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our suppliers and customers; the risk that any of the other closing conditions to closing of the Merger may not be satisfied in a timely manner, including the risk that all necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products; the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; volatility of oil, natural gas and NGL prices, including as a result of political instability, armed conflicts or economic sanctions; inflation levels and government efforts aimed to reduce inflation, including related interest rate determinations; overall domestic and global political and economic trends, geopolitical risks and general economic and industry conditions; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments; our ability to satisfy our debt obligations and comply with all covenants, agreements and conditions under our debt agreements; any future impairments to the Company’s proved or unproved oil and gas properties or write-downs of productive assets; the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict in oil and gas producing regions, including the ongoing conflict in Ukraine, the ongoing conflict in the Middle East, or a prolonged recession, among other factors; changes in supply of and demand for oil, natural gas and NGLs, including due to the actions of foreign producers, importantly including OPEC+ and change in OPEC+'s production levels; the competitiveness and rate of adoption of alternative energy sources, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues; the price and availability of natural gas and electricity to generate stream used in our operations; disruptions to, capacity constraints in, or other limitations on pipeline and other transportation systems that deliver our oil and natural gas to customers and other processing and transportation considerations; our ability to recruit and/or retain key members of our senior management and key technical employees; potential liability resulting from pending or future litigation, government investigations or other legal proceedings; competition and consolidation in the E&P industry; our ability to replace our reserves through exploration and development activities or acquisitions; our ability to make acquisitions and successfully integrate any acquired businesses; information technology failures or cyberattacks; and the other risks described under Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, “Risk Factors” in the definitive proxy statement/prospectus and the Company’s subsequent filings with the SEC.
Investors are urged to consider carefully the disclosure in our filings with the SEC, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.

CONTACT
Contact: Berry Corporation (bry)
Christopher Denison: Director - Investor Relations & Sustainability
(661) 616-3811
ir@bry.com

TABLES FOLLOWING
The financial information and certain other information presented have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in certain tables. In addition, certain percentages presented here reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers, or may not sum due to rounding.

SUMMARY OF RESULTS

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) ($ and shares in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenues and other:
Oil, natural gas and natural gas liquids sales	$128,489	$125,637	$154,438
Service revenue	20,762	22,824	25,465
Electricity sales	5,314	4,886	4,410
(Losses) gains on oil and gas sales derivatives	(4,666)	56,423	75,434
Marketing and other revenues	1,243	308	1,961
Total revenues and other	151,142	210,078	261,708

Expenses and other:
Lease operating expenses	58,137	53,193	54,900
Cost of services	18,410	19,001	22,911
Electricity generation expenses	838	624	1,245
Transportation expenses	1,337	1,225	1,332
Marketing expenses	1,651	345	1,825
Acquisition and other transaction costs	3,286	310	971
General and administrative expenses	20,242	20,270	19,111
Depreciation, depletion and amortization	38,514	35,294	42,749
Taxes, other than income taxes	14,056	12,957	10,351
Losses (gains) on natural gas purchase derivatives	16,049	3,130	7,775
Other operating (income) expense	(2,314)	1,365	(4,687)
Total expenses and other	170,206	147,714	158,483

Other expenses
Interest expense	(16,430)	(15,513)	(8,986)
Other, net	(2)	(59)	56
Total other expenses	(16,432)	(15,572)	(8,930)
(Loss) income before income taxes	(35,496)	46,792	94,295
Income tax expense (benefit)	(9,479)	13,188	24,432
Net (loss) income	$(26,017)	$33,604	$69,863

Net (loss) income per share:
Basic	$(0.34)	$0.43	$0.91
Diluted	$(0.34)	$0.43	$0.91

Weighted-average shares of common stock outstanding - basic	77,602	77,596	76,939
Weighted-average shares of common stock outstanding - diluted	77,602	77,697	77,060

Adjusted Net Income (Loss)(1)	$(5,867)	$(364)	$10,839
Weighted-average shares of common stock outstanding - diluted	77,602	77,596	77,060
Diluted earnings per share on Adjusted Net Income (Loss)(1)	$(0.08)	$0.00	$0.14

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) ($ and shares in thousands, except per share amounts)
Adjusted EBITDA(1)	$49,404	$52,915	$67,121
Free Cash Flow(1)	$38,390	$(25,611)	$44,821
Adjusted General and Administrative Expenses(1)	$18,111	$18,313	$16,466
Effective Tax Rate	27%	28%	26%

Cash Flow Data:
Net cash provided by operating activities	$55,411	$28,638	$70,695
Net cash used in investing activities	$(47,199)	$(34,162)	$(24,502)
Net cash used in financing activities	$(14,576)	$(13,760)	$(43,410)
__________
(1)    See further discussion and reconciliations in “Non-GAAP Financial Measures and Reconciliations.”

	September 30, 2025	December 31, 2024
	(unaudited) ($ and shares in thousands)
Balance Sheet Data:
Total current assets	$143,780	$149,643
Total property, plant and equipment, net	$1,157,596	$1,320,380
Total current liabilities	$178,214	$187,880
Long-term debt	$354,469	$384,633
Total stockholders' equity	$638,982	$730,636
Outstanding common stock shares as of	77,602	76,939

The following table represents selected financial information for the periods presented regarding the Company's business segments on a stand-alone basis and the consolidation and elimination entries necessary to arrive at the financial information for the Company on a consolidated basis.

	Three Months Ended September 30, 2025
	E&P	Well Servicing and Abandonment Services	Corporate/Eliminations	Consolidated Company
	(unaudited) (in thousands)
Revenues(1)	$135,046	$28,695	$(7,933)	$155,808
Net income (loss) before income taxes	$3,293	$(1,958)	$(36,831)	$(35,496)
Capital expenditures	$16,161	$508	$352	$17,021
Total assets	$1,380,803	$41,874	$(35,679)	$1,386,998

	Three Months Ended June 30, 2025
	E&P	Well Servicing and Abandonment Services	Corporate/Eliminations	Consolidated Company
	(unaudited) (in thousands)
Revenues(1)	$130,831	$31,082	$(8,258)	$153,655
Net (loss) income before income taxes	$81,001	$(296)	$(33,913)	$46,792
Capital expenditures	$53,350	$333	$566	$54,249
Total assets	$1,429,078	$43,451	$(44,414)	$1,428,115

	Three Months Ended September 30, 2024
	E&P	Well Servicing and Abandonment Services	Corporate/Eliminations	Consolidated Company
	(unaudited) (in thousands)
Revenues(1)	$160,809	$30,836	$(5,371)	$186,274
Net income (loss) before income taxes	$118,271	$2,731	$(26,707)	$94,295
Capital expenditures	$24,793	$498	$583	$25,874
Total assets	$1,545,517	$56,528	$(84,897)	$1,517,148
__________
(1)    These revenues do not include hedge settlements.

COMMODITY PRICING

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Weighted Average Realized Prices
Oil without hedge ($/bbl)	$62.21	$61.26	$72.40
Effects of scheduled derivative settlements ($/bbl)	5.12	6.28	(1.39)
Oil with hedge ($/bbl)	$67.33	$67.54	$71.01
Natural gas ($/mcf)	$2.99	$2.30	$2.01
NGLs ($/bbl)	$20.69	$26.04	$24.01

Purchased Natural Gas
Purchase price, before the effects of derivative settlements ($/mmbtu)	$3.17	$2.80	$2.72
Effects of derivative settlements ($/mmbtu)	1.49	1.89	1.64
Purchase price, after the effects of derivative settlements ($/mmbtu)	$4.66	$4.69	$4.36

Index Prices
Brent oil ($/bbl)	$68.17	$66.71	$78.71
WTI oil ($/bbl)	$64.94	$63.92	$75.26
Natural gas ($/mmbtu) – SoCal Gas city-gate(1)	$3.78	$3.11	$2.68
Natural gas ($/mmbtu) – Northwest, Rocky Mountains(2)	$2.60	$2.18	$1.92
Henry Hub natural gas ($/mmbtu)(2)	$3.03	$3.19	$2.11
__________
(1)    The natural gas we purchase to generate steam and electricity is primarily based on Rockies price indexes, including transportation charges, as we currently purchase a substantial majority of our gas needs from the Rockies, with the balance purchased in California. SoCal Gas city-gate Index is the relevant index used only for the portion of gas purchases in California.
(2)    Most of our gas purchases and gas sales in the Rockies are predicated on the Northwest, Rocky Mountains index, and to a lesser extent based on Henry Hub.
Natural gas prices and differentials are strongly affected by local market fundamentals, availability of transportation capacity from producing areas and seasonal impacts. Our key exposure to gas prices is in costs. We purchase more natural gas for our California steamfloods and cogeneration facilities than we produce and sell in the Rockies. In May 2022, we began purchasing most of our gas in the Rockies and transporting it to our California operations using the Kern River pipeline capacity. Beginning in 2025, we purchased approximately 43,000 mmbtu/d in the Rockies (48,000 mmbtu/d prior to this change), with the remaining volumes purchased in California markets. Gas volumes purchased in California fluctuate, and averaged 2,000 mmbtu/d in the third quarter of 2025, 2,000 mmbtu/d in the second quarter of 2025 and 2,000 mmbtu/d in the third quarter of 2024. The natural gas we purchased in the Rockies is shipped to our operations in California to help limit our exposure to California fuel gas purchase price fluctuations. We strive to further minimize the variability of our fuel gas costs for our steam operations by hedging a significant portion of our gas purchases. Additionally, the negative impact of higher gas prices on our California operating expenses is partially offset by higher gas sales for the gas we produce and sell in the Rockies. The Kern River pipeline capacity allows us to purchase and sell natural gas at the same pricing indices.

CURRENT HEDGING SUMMARY
As of October 31, 2025, we had the following crude oil production and gas purchase hedges.

	Q4 2025	FY 2026	FY 2027	FY 2028
Brent - Crude Oil production
Swaps
Hedged volume (bbls)	1,610,000	5,382,518	3,915,500	2,045,000
Hedged volume (mbbls) per day	17.5	14.7	10.7	5.6
Weighted-average price ($/bbl)	$74.69	$69.71	$69.27	$67.59
Collars
Hedged volume (bbls)	61,750	462,000	899,550	561,400
Hedged volume (mbbls) per day	0.7	1.3	2.5	1.5
Weighted-average ceiling ($/bbl)	$73.01	$73.53	$71.06	$70.59
Weighted-average floor ($/bbl)	$60.00	$60.00	$61.01	$60.00
NWPL - Natural Gas purchases(1)
Swaps
Hedged volume (mmbtu)	3,680,000	14,600,000	12,160,000	—
Hedged volume (mmbtu) per day	40.0	40.0	33.3	—
Weighted-average price ($/mmbtu)	$4.15	$3.97	$4.18	$—
__________
(1)    The term “NWPL” is defined as Northwest Rocky Mountain Pipeline.

(LOSSES) GAINS ON DERIVATIVES
A summary of gains and losses on the derivatives included on the statements of operations is presented below:

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) (in thousands)
Realized gains (losses) on commodity derivatives:
Realized gains (losses) on oil sales derivatives	$10,282	$8,593	$(2,907)
Realized losses on natural gas purchase derivatives	(6,200)	(7,698)	(7,490)
Total realized gains (losses) on derivatives	$4,082	$895	$(10,397)

Unrealized (losses) gains on commodity derivatives:
Unrealized (losses) gains on oil sales derivatives	$(14,948)	$47,830	$78,341
Unrealized (losses) gains on natural gas purchase derivatives	(9,849)	4,568	(285)
Total unrealized (losses) gains on derivatives	$(24,797)	$52,398	$78,056
Total (losses) gains on derivatives	$(20,715)	$53,293	$67,659

PRODUCTION STATISTICS

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Net Oil, Natural Gas and NGLs Production Per Day(1):
Oil (MBbl/d)
California	18.4	19.7	20.1
Utah	3.4	2.3	2.7
Total oil	21.8	22.0	22.8
Natural gas (MMcf/d)
Utah	9.1	9.1	9.5
Total natural gas	9.1	9.1	9.5
NGLs (MBbl/d)
Utah	0.6	0.4	0.4
Total NGLs	0.6	0.4	0.4
Total Production (MBoe/d)(2)	23.9	23.9	24.8
__________
(1)    Production represents volumes sold during the period. We also consume a portion of the natural gas we produce on lease to extract oil and gas.
(2)    Natural gas volumes have been converted to boe based on energy content of six mcf of gas to one bbl of oil. Barrels of oil equivalence does not necessarily result in price equivalence. The price of natural gas on a barrel of oil equivalent basis is currently substantially lower than the corresponding price for oil and has been similarly lower for a number of years. For example, in the three months ended September 30, 2025, the average prices of Brent oil and Henry Hub natural gas were $68.17 per bbl and $3.03 per mmbtu, respectively.

CAPITAL EXPENDITURES

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
		(unaudited) (in thousands)
Capital expenditures (1)(2)	$17,021	$54,249	$25,874
__________
(1)    Capital expenditures include capitalized overhead and interest and exclude acquisitions and asset retirement spending.
(2)    Capital expenditures for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024 were less than $1 million related to the well servicing and abandonment services segment.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted EBITDA is not a measure of either net income (loss) or cash flow, Free Cash Flow is not a measure of cash flow, Adjusted Net Income (Loss) is not a measure of net income (loss), and Adjusted General and Administrative Expenses is not a measure of general and administrative expenses, in all cases, as determined by GAAP. Rather, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss), and Adjusted General and Administrative Expenses are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.
We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and unusual and infrequent items. Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. We also use Adjusted EBITDA in planning our capital expenditure allocation to sustain production levels and to determine our strategic hedging needs aside from the hedging requirements of the 2024 Term Loan and 2024 Revolver.
We define Free Cash Flow as cash flow from operations less capital expenditures. We use Free Cash Flow as the primary metric to measure our ability to pay dividends, pay down debt, repurchase stock, and make strategic growth and bolt-on acquisitions. Management believes Free Cash Flow may be useful in an investor analysis of our ability to generate cash from operating activities from our existing oil and gas asset base after capital expenditures and to fund such activities. Free Cash Flow does not represent the total increase or decrease in our cash balance, and it should not be inferred that the entire amount of Free Cash Flow is available for dividends, debt repayment, share repurchases, strategic acquisitions or other growth opportunities, or other discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from this measure.
We define Adjusted Net Income (Loss) as net income (loss) adjusted for derivative gains or losses net of cash received or paid for scheduled derivative settlements, unusual and infrequent items, and the income tax expense or benefit of these adjustments using our statutory tax rate. Adjusted Net Income (Loss) excludes the impact of unusual and infrequent items affecting earnings that vary widely and unpredictably, including non-cash items such as derivative gains and losses. This measure is used by management when comparing results period over period. We believe Adjusted Net Income (Loss) is useful to investors because it reflects how management evaluates the Company’s ongoing financial and operating performance from period-to-period after removing certain transactions and activities that affect comparability of the metrics and are not reflective of the Company’s core operations. We believe this also makes it easier for investors to compare our period-to-period results with our peers.
We define Adjusted General and Administrative Expenses as general and administrative expenses adjusted for non-cash stock compensation expense and unusual and infrequent costs. Management believes Adjusted General and Administrative Expenses is useful because it allows us to more effectively compare our performance from period to period. We believe Adjusted General and Administrative Expenses is useful to investors because it reflects how management evaluates the Company’s ongoing general and administrative expenses from period-to-period after removing non-cash stock compensation, as well as unusual or infrequent costs that affect comparability of the metrics and are not reflective of the Company’s administrative costs. We believe this also makes it easier for investors to compare our period-to-period results with our peers.
While Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss), and Adjusted General and Administrative Expenses are non-GAAP measures, the amounts included in the calculation of Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss), and Adjusted General and Administrative Expenses were computed in accordance with GAAP. These measures are provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP and should not be considered as an alternative to, or more meaningful than income and liquidity measures calculated in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Our computations of Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss), and Adjusted General and Administrative Expenses may not be comparable to other similarly titled measures used by other companies. Adjusted EBITDA, Free Cash Flow, Adjusted Net Income (Loss), and Adjusted General and Administrative Expenses should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
Leverage Ratio is a non-GAAP financial measure, which is used by management and external users of our financial statements to evaluate the financial condition of the Company. It is calculated as net debt divided by Adjusted EBITDA (defined above) for the most recently completed 12-month period. Net debt is calculated as long-term debt (from our 2024 Term Loan and 2024 Revolver), including the current portion and excluding unamortized discount and debt issuance costs, less unrestricted cash and cash equivalents. Management believes that Leverage Ratio provides useful information to investors because it is widely used by analysts, investors and ratings agencies in evaluating the financial condition of companies.

ADJUSTED EBITDA
The following tables present reconciliations of the GAAP financial measures of net income (loss) and net cash provided (used) by operating activities to the non-GAAP financial measure of Adjusted EBITDA, as applicable, for each of the periods indicated.

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) (in thousands)
Adjusted EBITDA reconciliation:
Net (loss) income	$(26,017)	$33,604	$69,863
Add (Subtract):
Interest expense	16,430	15,513	8,986
Income tax (benefit) expense	(9,479)	13,188	24,432
Depreciation, depletion, and amortization	38,514	35,294	42,749
Stock compensation expense	2,247	2,026	2,301
Losses (gains) on derivatives	20,715	(53,293)	(67,659)
Net cash received (paid) for scheduled derivative settlements	4,082	4,908	(10,397)
Acquisition and other transaction costs(1)	3,286	310	971
Non-recurring costs(2)	1,940	—	562
Other operating (income) expense	(2,314)	1,365	(4,687)
Adjusted EBITDA	$49,404	$52,915	$67,121

Net cash provided by operating activities	$55,411	$28,638	$70,695
Add (Subtract):
Cash interest payments	13,932	14,487	16,174
Cash income tax payments	177	5,239	2,286
Acquisition and other transaction costs(1)	3,286	310	971
Non-recurring costs(2)	1,940	—	562
Changes in operating assets and liabilities - working capital(3)	(22,346)	3,852	(13,605)
Other operating income - cash portion(4)	(2,996)	389	(9,962)
Adjusted EBITDA	$49,404	$52,915	$67,121
__________
(1)    Includes legal and other professional expenses related to various transaction activities.
(2)    In 2025, non-recurring costs related to a steam-to-surface event at one well in the third quarter. In 2024, non-recurring costs included cost savings initiatives.
(3)    Changes in other assets and liabilities consists of working capital and various immaterial items.
(4)    Represents the cash portion of other operating (income) expenses from the income statement, net of the non-cash portion in the cash flow statement.

FREE CASH FLOW
The following table presents a reconciliation of the GAAP financial measure of operating cash flow to the non-GAAP financial measure of Free Cash Flow for each of the periods indicated.

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) (in thousands)
Free Cash Flow reconciliation:
Net cash provided by operating activities	$55,411	$28,638	$70,695
Capital expenditures	(17,021)	(54,249)	(25,874)
Free Cash Flow	$38,390	$(25,611)	$44,821

LEVERAGE RATIO
The following table presents our leverage ratio.

September 30, 2025
(unaudited) (in thousands)
Net debt reconciliation:
2024 Term loan borrowings	$416,250
2024 Revolver borrowings	—
Subtract:
Unrestricted cash	(13,364)
Net Debt	$402,886

Trailing twelve month Adjusted EBITDA	$252,549

Leverage Ratio	1.60x

ADJUSTED NET INCOME (LOSS)
The following table presents a reconciliation of the GAAP financial measures of net income (loss) and net income (loss) per share — diluted to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share — diluted for each of the periods indicated.

	Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
	(in thousands)	per share - diluted	(in thousands)	per share - diluted	(in thousands)	per share - diluted
	(unaudited)
Adjusted Net (Loss) Income reconciliation:
Net income (loss)	$(26,017)	$(0.34)	$33,604	$0.43	$69,863	$0.91
Add (Subtract):
Losses (gains) on derivatives	20,715	0.27	(53,293)	(0.69)	(67,659)	(0.88)
Net cash received (paid) for scheduled derivative settlements	4,082	0.05	4,908	0.07	(10,397)	(0.13)
Other operating (income) expenses	(2,314)	(0.02)	1,365	0.03	(4,687)	(0.07)
Acquisition and other transaction costs(1)	3,286	0.04	310	—	971	0.01
Non-recurring costs(2)	1,940	0.02	—	—	562	0.01
Total additions, net	27,709	0.36	(46,710)	(0.59)	(81,210)	(1.06)
Income tax (benefit) expense of adjustments(3)	(7,559)	(0.10)	12,742	0.16	22,186	0.29
Adjusted Net (Loss) Income	$(5,867)	$(0.08)	$(364)	$0.00	$10,839	$0.14

Basic EPS on Adjusted Net (Loss) Income	$(0.08)		$0.00		$0.14
Diluted EPS on Adjusted Net (Loss) Income	$(0.08)		$0.00		$0.14

Weighted average shares of common stock outstanding - basic	77,602		77,596		76,939
Weighted average shares of common stock outstanding - diluted	77,602		77,596		77,060
__________
(1)    Includes legal and other professional expenses related to various transaction activities.
(2)    In 2025, non-recurring costs related to a steam-to-surface event at one well in the third quarter. In 2024, non-recurring costs included cost savings initiatives.
(3)    The federal and state statutory rates were utilized for all periods presented.

ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES
The following table presents a reconciliation of the GAAP financial measure of general and administrative expenses to the non-GAAP financial measure of Adjusted General and Administrative Expenses for each of the periods indicated.

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) ($ in thousands)
Adjusted General and Administrative Expense reconciliation:
General and administrative expenses	$20,242	$20,270	$19,111
Subtract:
Non-cash stock compensation expense (G&A portion)	(2,131)	(1,957)	(2,083)
Non-recurring costs(1)	—	—	(562)
Adjusted General and Administrative Expenses	$18,111	$18,313	$16,466

Well servicing and abandonment services segment	$2,153	$2,124	$2,351

E&P segment, and corporate	$15,958	$16,189	$14,115
E&P segment, and corporate ($/Boe)	$7.25	$7.44	$6.19

Total MBoe	2,200	2,177	2,281
__________
(1)    In 2024, non-recurring costs included cost savings initiatives.

E&P OPERATING COSTS
Overall, management assesses the efficiency of our E&P operations by considering core E&P operating costs. The substantial majority of such costs is our lease operating expenses (“LOE”) which includes fuel gas, purchased power, labor, field office, vehicle, supervision, maintenance, tools and supplies, and workover expenses. A core component of our E&P operations in California is steam, which we use to lift heavy oil to the surface. The most significant cost component of generating steam is the fuel gas purchased to operate traditional steam generators and our cogeneration facilities.
The following table includes key components of our LOE as well as the gas purchase hedge effect of the fuel used in our steam generation. Energy LOE consists of the costs to generate the steam and electricity we produce and use in our operations and the power we purchase for our E&P operations. Non-energy LOE consists of all other LOE costs. Energy LOE - hedged includes the realized (cash settled) hedge effects on the fuel gas we purchase. LOE - hedged includes the realized (cash settled) hedge effects on our total LOE.

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) ($ in thousands)
Energy LOE - unhedged	$26,119	$22,476	$24,548
Non-energy LOE	32,018	30,717	30,352
Lease operating expenses(1)	58,137	53,193	54,900
Gas purchase hedges - realized	6,199	7,699	7,490
Lease operating expenses - hedged	$64,336	$60,892	$62,390

Energy LOE - unhedged	$26,119	$22,476	$24,548
Gas purchase hedges - realized	6,199	7,699	7,490
Energy LOE - hedged	$32,318	$30,175	$32,038

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(unaudited) (per Boe)
Energy LOE - unhedged	$11.87	$10.32	$10.76
Non-energy LOE	14.55	14.11	13.31
Lease operating expenses(1)	26.42	24.43	24.07
Gas purchase hedges - realized	2.82	3.54	3.28
Lease operating expenses - hedged	$29.24	$27.97	$27.35

Energy LOE - unhedged	$11.87	$10.32	$10.76
Gas purchase hedges - realized	2.82	3.54	3.28
Energy LOE - hedged	$14.69	$13.86	$14.04
__________
(1)    Lease operating expenses (“LOE”) is also referred to as LOE - unhedged.
Energy LOE - hedged and LOE - hedged are not complete measures of our operating costs. These are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Our management believes Energy LOE - hedged and LOE - hedged provide useful information in assessing our operating costs and results of operations and are used by the industry and the investment community. These measures also allow our management to more effectively evaluate our operating performance and compare the results between periods.
While Energy LOE - hedged and LOE - hedged are non-GAAP measures, the amounts included in the calculation of these measures were computed in accordance with GAAP. These measures are provided in addition to, and not as an alternative for, operating costs in accordance with GAAP and should not be considered as an alternative to, or more meaningful than cost measures calculated in accordance with GAAP. Our computations of Energy LOE - hedged and LOE - hedged may not be comparable to other similarly titled measures used by other companies. Energy LOE - hedged and LOE - hedged should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
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